EXHIBIT 15.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-05670, File No. 333-8824 and File No. 333-12178) and in the Registration Statement on Form F-3 (File No. 333-12236) of Orckit Communications Ltd. of our report dated March 9, 2005, relating to the financial statements, which appears in this Form 20-F.



Tel-Aviv, Israel                                  /s/ Kesselman & Kesselman
    March 18, 2005                           Certified Public Accountants (Isr.)







Kesselman & Kesselman is a member of PricewaterhouseCoopers International Limited, a company limited by guarantee registered in England and Wales.